Exhibit 99.1

ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Announces Second Quarter 2019 Financial and Operating Results

SAN ANTONIO (August 7, 2019) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and six months ended June 30, 2019.

Financial Highlights for the Three Months Ended June 30, 2019

The three months ended June 30, 2019 resulted in:

•	Production of 871 MBoe (9,572 Boepd)
•	Revenue of $34.8 million
•	Net income of $11.7 million, or $0.07 per share
•	Adjusted net income (excluding certain non-cash items)(a) of $4.2 million, or $0.02 per share
•	EBITDA(a) of $19.8 million
•	Adjusted EBITDA per bank loan covenants(a) of $19.8 million

(a)	See reconciliation of non-GAAP financial measures below.

Operational Highlights for the Three Months Ended June 30, 2019:

Production (sales) for the quarter ended June 30, 2019 averaged 9,572 barrels of oil equivalent per day (Boepd) down 12 percent from the average for the quarter ended March 31, 2019.  Approximately 71 percent was crude oil compared to 67 percent in the first quarter.  Seven new wells were placed on production during the second quarter.  Production was negatively impacted by the shut-in of wells in North Dakota to accommodate the fracing of our Lillibridge NW pad.  We are close to restoring production on all wells on this pad and have used the opportunity to perform maintenance operations on older pad wells with the goal of enhancing production moving forward. Realized production was also impacted by the Company’s monetization of roughly 350 net Boepd of non-operated Bakken assets during the quarter, and roughly 650 net Boepd of shut-in natural gas volumes in West Texas during the quarter due to low natural gas prices realizations in the region.

Williston Basin, North Dakota

In North Dakota, the four-well Lillibridge NW pad (in which Abraxas owns an approximate average 33 percent working interest) was successfully completed and placed on production.  This four well pad has averaged 745 Boepd per well over its first month of production and continues to increase following the Company’s choke management protocol.

Raven Rig #1 has commenced drilling operations on the Abraxas six-well Jore Fed Extension pad, in which Abraxas owns an approximate average 90 percent working interest.  Timing of first production from this pad will depend on weather, oil prices, and gas takeaway capacity.

Delaware Basin, West Texas

Operations in the Delaware Basin of West Texas continue to proceed smoothly. In Winkler County Abraxas successfully brought online the Hackberry #201H (5,000-foot lateral in the Wolfcamp A-1), in which the Company owns a 75 percent working interest. In Ward County, the two-well Woodberry pad (5,000-foot laterals in the Wolfcamp A-1 and 3rd Bone Spring) have been completed and are beginning their flowback with encouraging initial production rates. Both wells were drilled and completed under budget.

On the Greasewood pad, in which Abraxas owns a 100 percent working interest, two 5,000-foot laterals in the Third Bone Spring and the Wolfcamp B are drilling the lateral sections with frac operations scheduled to commence in September.  As the Greasewood wells represent the last remaining obligation wells for the Company for 2019, upon completion, the rig will be released giving the Company time to work on production optimization on the twenty plus producing wells in the area.

Response to Saltstone Capital Management Letter

Abraxas welcomes open communications with its shareholders and considers input that may advance the Company’s goal of enhancing shareholder value.  While it is the Company’s policy not to comment on specific discussions with shareholders, it is important to note that members of the Senior Management and Board of Directors of Abraxas have held multiple discussions with Saltstone to better understand their views.

While we expect communications with Saltstone may continue, the Company is focused on evaluating and, if deemed appropriate, executing strategies to enhance value for all Abraxas shareholders.  The Board has and will continue to explore a wide range of potential avenues to increase Abraxas stockholder value. No decision has been made with regards to any alternatives, and there can be no assurance that this ongoing assessment process will result in any transaction or transactions.

Conference Call

Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its second quarter 2019 earnings conference call at 4 PM ET on Thursday August 8, 2019. To participate in the conference call, please dial 844.347.1028 and enter the passcode 8808839. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through September 8, 2019 by dialing 855.859.2056 and entering the passcode 8808839 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, Rocky Mountain, and South Texas regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Steven P. Harris

Vice President - Chief Financial Officer

Telephone 210.490.4788

sharris@abraxaspetroleum.com

www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share data)	2019	2018	2019	2018
Financial Results:
Revenue	$34,820	$30,916	$69,334	$71,546
Net income (loss)	11,678	(10,554)	(13,777)	225
Net income (loss) per share - basic	$0.07	$(0.06)	$(0.08)	$0.00
Net income (loss) per share - diluted	$0.07	$(0.06)	$(0.08)	$0.00
Capital expenditures - acquisitions	-	7,476	-	21,769
Capital expenditures - drilling and completion	33,922	37,290	63,897	54,352
Total capital expenditures	33,922	44,766	63,897	76,121
EBITDA(a)	19,754	14,472	39,436	41,487
Adjusted net income, excluding certain non-cash items(a)	4,152	3,151	6,799	18,024
Adjusted net income, excluding certain non-cash items, per share - basic(a)	$0.02	$0.02	$0.04	$0.11
Adjusted net income, excluding certain non-cash items, per share - diluted(a)	$0.02	$0.02	$0.04	$0.11
Liquidity(a)	34,250	63,632	34,250	63,632
Weighted average shares outstanding - basic	166,491	165,162	165,727	164,812
Weighted average shares outstanding - diluted	167,349	165,162	165,727	167,715

Production from Continuing Operations:
Crude oil per day (Bblpd)	6,791	4,821	7,020	5,763
Natural gas per day (Mcfpd)	9,883	12,290	11,328	12,732
Natural gas liquids per day (Bblpd)	1,134	1,318	1,311	1,445
Crude oil equivalent per day (Boepd)	9,572	8,188	10,219	9,330
Crude oil equivalent (Mboe)	871	745	1,850	1,689

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$52.20	$48.81	$49.79	$51.40
Natural gas ($ per Mcf)	0.45	1.44	0.92	1.73
Natural gas liquids ($ per Bbl)	2.57	15.29	5.57	15.51
Crude oil equivalent ($ per Boe)	37.81	33.36	35.93	36.51

Expenses:
Lease operating ($ per Boe)	$9.26	$7.69	$8.54	$6.10
Production taxes (% of oil and gas revenue)	8.4%	8.0%	8.7%	7.8%
General and administrative, excluding stock-based compensation ($ per Boe)	$2.51	$2.93	$2.45	$2.56
Cash interest ($ per Boe)	3.17	2.00	3.10	1.59
Depreciation, depletion and amortization, excluding accretion ($ per Boe)	13.87	11.68	13.81	11.15

    (a)     See reconciliation of non-GAAP financial measures below.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

BALANCE SHEET DATA

(In thousands)	June 30, 2019	December 31, 2018
Cash	$-	$867
Working capital	(35,889)	(13,632)
Property and equipment - net	381,250	363,218
Total assets	419,348	425,890

Long-term debt - less current maturities	185,953	183,091
Stockholders' equity	154,028	166,510
Common shares outstanding	168,452	166,714

Working capital per bank loan covenants(a)	(28,347)	(22,351)

(a) Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants. This working capital calculation excludes the unused commitment amount which is included for our current ratio calculation.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share data)	2019	2018	2019	2018
Revenues:
Oil	$34,146	$27,472	$66,127	$63,466
Gas	408	1,608	1,881	3,985
Natural gas liquids	265	1,835	1,321	4,058
Other	1	1	5	37
	34,820	30,916	69,334	71,546
Operating costs and expenses:
Lease operating	8,066	5,730	15,800	10,299
Production and ad valorem taxes	2,926	2,485	6,024	5,598
Rig expense	-	-	672	-
Depreciation, depletion, amortization and accretion	12,188	8,839	25,762	19,099
General and administrative (including stock-based compensation of $521, $879, $894, and $1,466 respectively)	2,705	3,065	5,433	5,793
	25,885	20,119	53,691	40,789
Operating income	8,935	10,797	15,643	30,757

Other (income) expense:
Interest expense	2,765	1,492	5,732	2,691
Amortization of deferred financing fees	128	111	249	207
(Gain) loss on derivative contracts	(5,636)	19,763	23,439	27,646
(Gain) on sale of non-oil and gas assets	-	(15)	-	(12)
	(2,743)	21,351	29,420	30,532
Income (loss) before income tax	11,678	(10,554)	(13,777)	225
Income tax (expense) benefit	-	-	-	-
Net income (loss)	$11,678	$(10,554)	$(13,777)	$225

Net income (loss) per common share - basic	$0.07	$(0.06)	$(0.08)	$0.00

Net income (loss) per common share - diluted	$0.07	$(0.06)	$(0.08)	$0.00

Weighted average shares outstanding:
Basic	166,491	165,162	165,727	164,812
Diluted	167,349	165,162	165,727	167,715

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is defined as net income or loss plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income or loss and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA per bank loan covenants to net income or loss for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2019	2018	2019	2018
Net income (loss)	$11,678	$(10,554)	$(13,777)	$225
Net interest expense	2,765	1,492	5,732	2,691
Depreciation, depletion, amortization and accretion	12,188	8,839	25,762	19,099
Amortization of deferred financing fees	128	111	249	207
Stock-based compensation	521	879	894	1,466
Unrealized (gain) loss on derivative contracts	(7,526)	13,705	20,576	17,799
EBITDA	$19,754	$14,472	$39,436	$41,487

EBITDA	$19,754	$14,472	$39,436	$41,487
Expenses related to equity offering/loan amendments/permitted acquisitions	8	9	64	212
Adjusted EBITDA per bank loan covenants	$19,762	$14,481	$39,500	$41,699

This release also includes a discussion of “adjusted net income, excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. Adjusted net income, excluding certain non-cash items, is defined as net income or loss plus ceiling test impairment (if any) and is adjusted for unrealized changes in derivative contracts. The following table provides a reconciliation of net income or loss to adjusted net income, excluding certain non-cash items. Management believes that net income or loss calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items. The calculation of adjusted net income, excluding certain non-cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to record a gain or loss based on the calculated value difference from the previous period-end valuation for open contracts. For example, NYMEX oil prices on June 30, 2018 were $74.15 per barrel compared to $58.47 on June 30, 2019; therefore, the mark-to-market valuation changed from period to period.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands except per share data)	2019	2018	2019	2018
Net income (loss)	$11,678	$(10,554)	$(13,777)	$225
Unrealized (gain) loss on derivative contracts	(7,526)	13,705	20,576	17,799
Adjusted net income, excluding certain non-cash items	$4,152	$3,151	$6,799	$18,024
Net income (loss) per share - basic	$0.07	$(0.06)	$(0.08)	$0.00
Net income (loss) per share - diluted	$0.07	$(0.06)	$(0.08)	$0.00
Adjusted net income, excluding certain non-cash items, per share - basic	$0.02	$0.02	$0.04	$0.11
Adjusted net income, excluding certain non-cash items, per share - diluted	$0.02	$0.02	$0.04	$0.11

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	June 30, 2019	June 30, 2018
Borrowing base	$217,500	$175,000
Cash and cash equivalents	-	882
Revolving credit facility- outstanding borrowings	(183,000)	(112,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$34,250	$63,632